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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intuit Inc. for the registration of 288,816 shares of its common stock and to the incorporation by reference therein of our report dated August 19, 1998, with respect to the consolidated financial statements and schedule of Intuit, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

                                                           Palo Alto, California
                                                                     May 7, 1999